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                                                                     EXHIBIT 5.1






                                  June 30, 2000



Board of Directors
LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia  22102


Ladies and Gentlemen:

            We are acting as counsel to LCC International, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration, pursuant to a registration statement on Form S-8, as amended (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission, of 4,210,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "SHARES"), issuable upon exercise of options granted under the LCC International, Inc. 1996 Employee Stock Option Plan, as amended (the "EMPLOYEE PLAN") and the LCC International, Inc. Directors Stock Option Plan, as amended (the "DIRECTORS PLAN" and together with the Employee Plan, the "PLANS"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

            For purposes of this opinion letter, we have examined copies of the following documents:

            1.    An executed copy of the Registration Statement.

            2. Copies of each of the Plans, as certified by the Secretary of the Company on the date hereof as each being complete, accurate and in effect.

            3. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on June 30, 2000 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

            4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.


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            5.    Resolutions of the Board of Directors of the Company adopted on December 16, 1999 and February 1, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

            6. Resolutions of the stockholders of the Company adopted on May 16, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

            In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

           This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

            Based upon, subject to and limited by the foregoing, we are of the opinion that when issued and delivered in the manner and on the terms contemplated in the Registration Statement, the Plans and the stock option agreements effecting grants thereunder, with the Company having received the consideration therefore, the form of which is in accordance with applicable law, the Shares will be validly issued, fully paid, and nonassessable.

            This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

            We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                          Very truly yours,


                                      /s/ Hogan & Hartson L.L.P.
                                          HOGAN & HARTSON L.L.P.